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                                                                   EXHIBIT 10.20


THE ISSUANCE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 IS AVAILABLE.

                            INTERACTIVE NETWORK, INC.
                         10% CONVERTIBLE PROMISSORY NOTE

$_______________                                           LOS ALTOS, CALIFORNIA
                                                          ________________, 2001


         Interactive Network, Inc., a California corporation (the "Company"), for value received, hereby promises to pay to ______________ or its registered assigns (the "Holder") the principal sum of __________________________ and ___/100 Dollars ($_________) on ___________, 2002. The Company also promises to pay interest (computed on the basis of a 360-day year) from the date hereof on the unpaid balance of such principal amount from time to time outstanding at the rate of ten percent (10%) per annum. Subject to the terms of Section 7, such interest shall be due and payable on the earlier of the date this Note matures or upon conversion of this Note, as described below. At the option of the Company, interest may be paid by the Company either in cash or in newly-issued, fully paid and non-assessable shares of common stock ("Common Stock") of the Company, which shares shall have the same value as the dollar amount of interest due. For this purpose, the value of the shares of Common Stock shall be equal to the "Market Value" as that term is defined in the "Bridge Warrants" (as the term "Bridge Warrants" is defined below). The Company shall give to the Holder at least five (5) business days' notice of its intent to pay the principal amount of this Note, in whole or in part. This Note is one of a series of promissory notes issued by the Company in its offering of units beginning in June 2001, with each unit consisting of a convertible promissory note in the form of this
Note in the original principal amount of $10,000.00 and a warrant (collectively, the "Bridge Warrants") to purchase 20,000 shares of Common Stock.

1. CONVERSION. The Holder of this Note has the right, at its option, at any time prior to the payment of the principal amount of this Note, in whole or in part, to convert all or part of the outstanding principal amount of this Note into fully-paid and non-assessable shares of common stock of the Company ("Common Stock") at the rate of one share of Common Stock for $0.50 of outstanding principal hereof, subject to adjustment as set forth herein (the "Conversion Price"). In order to exercise this optional conversion privilege, the Holder of this Note shall surrender this Note to the Company during normal business hours at the Company's principal executive office, accompanied by written notice in form satisfactory to the Company that the Holder elects to convert the principal amount of this Note or a portion hereof specified in such notice. Such notice shall also state the name of the Holder (with the address) in which the certificate or certificates for shares of Common Stock issuable on such conversion shall be issued.

2. SURRENDER OF NOTE AND DELIVERY OF CERTIFICATES. When surrendered for conversion, this Note shall, unless the shares issuable on conversion are to be issued in the same name as the name in which this Note is then registered, be duly endorsed by, or accompanied by instruments of transfer duly executed by, the Holder or his or its duly authorized attorney. As promptly as practicable after the surrender of this Note for conversion in accordance with Section 1 above, the Company shall deliver or cause to be delivered at its principal executive office to the Holder a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of this Note, or portion thereof, in accordance with the provisions hereof. Such conversion shall be deemed to have been made at the time this Note shall have been surrendered for conversion and the notice specified above shall have been received by the Company at its principal executive office (the "Conversion Date"), and the Holder in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Conversion Date the holder of record of the shares represented thereby. If less than the entire outstanding principal amount of this Note is being converted, the Company shall promptly deliver to the Holder a new Note for the unconverted principal balance, which Note and shall be of like tenor as to all terms as the Note surrendered.

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3. ADJUSTMENT OF CONVERSION PRICE.

         (a) In case the Company shall:

                  (i) declare a stock dividend on its Common Stock,

                  (ii) subdivide outstanding shares of Common Stock into a large number of shares of Common Stock by reclassification, stock split, or otherwise, or

                  (iii) combine outstanding shares of Common Stock into a smaller number of shares of Common Stock by reclassification or otherwise,

         the number of shares of Common Stock issuable upon conversion of this
         Note immediately prior to any such event shall be adjusted proportionately so that thereafter the Holder shall be entitled to receive upon conversion of this Note the number of shares of Common Stock which such Holder would have owned after the happening of any of the events described above had the Note been converted immediately prior to the happening of such event, provided that the Conversion Price shall in no event be reduced to less than the par value of the shares issuable upon conversion. An adjustment made pursuant to this Section shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

         (b) If, prior to maturity of this Note, the Company shall at any time consolidate or merge with another corporation or entity (other than a merger or consolidation in which the Company is the surviving corporation), the Holder will thereafter be entitled to receive, upon the conversion hereof, the securities or property to which a holder of the number of shares of Common Stock then deliverable upon the conversion hereof would have been entitled to receive upon such consolidation or merger, and the Company shall take steps in connection with such consolidation or merger as may be necessary to ensure that the provisions hereof shall thereafter be applicable to any securities or property thereafter deliverable upon the conversion of this Note.

4. NOTICE. If the Company proposes to take any action referred to in Section 3(a) or Section 3(b) above, or to effect the liquidation, dissolution, or winding up of the Company, then the Company shall cause notice thereof to be mailed to the registered Holder of this Note at least fifteen (15) days prior to the date on which the transfer books of the Company shall close or a record be taken for such stock dividend or the date when such reclassification, liquidation, dissolution or winding up shall be effective, as the case may be.

5. STATEMENT OF ADJUSTMENT. Whenever the Conversion Price shall be adjusted as provided in Section 3(a) above, the Company shall forthwith file and deliver by mail, first class, postage prepaid, to the Holder a statement, signed by the Chairman of the Board, the President, any Vice President, or Secretary of the Company, showing in reasonable detail and certifying as to the facts requiring such adjustment and the Conversion Price that will be effective after such adjustment. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provision of
Section 4 hereof.

6. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issuable upon conversion of this Note, but a payment in cash will be made in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Note, or portion hereof, for conversion.

7. ACCRUED INTEREST. Upon the payment or conversion of this Note, the Company shall be required to pay in cash any accrued but unpaid interest on the amount so converted up to the Conversion Date or date of payment.

8. PREPAYMENT OF PRINCIPAL. The principal indebtedness represented by this Note may be prepaid in whole or in part without the prior written consent of the Holder of this Note.

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9. DEFAULT. The entire unpaid principal of this Note and the interest then accrued on this Note shall become and be immediately due and payable upon written demand of the Company by the Holder of this Note, without any other notice or demand of any kind or any presentment or protest, if any one of the following events shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

         (a) If the Company (i) makes a composition or an assignment for the benefit of creditors, (ii) applies for, consents to, or acquiesces in, a petition seeking the appointment of a trustee, receiver or liquidator, in bankruptcy or otherwise, of itself or of all or a substantial portion of its assets, or (iii) admits in writing its inability to pay its debts generally as they become due; or

         (b) If an order for relief shall have been entered by a bankruptcy court or if a decree, order or judgment shall have been entered adjudging the Company insolvent, or appointing a receiver, liquidator, custodian or trustee; or

         (c) If the Company fails to pay principal and interest under this Note when due, or otherwise breaches any of its obligations or representations in any material respect under this Note.

10. SENIORITY. In the event of any distribution of the assets of the Company upon dissolution, liquidation or reorganization, the Holder of this Note will be entitled to receive payment in full of the indebtedness evidenced by this Note prior to the payment by the Company of any other indebtedness of the Company.

11. WAIVERS. The Company waives presentment, demand, protest, notice of protest, notice of presentment and all other notices and demands in connection with the enforcement of the rights of the Holder of this Note. Any failure of the Holder to exercise any right available hereunder or otherwise shall not be construed as a waiver of the right to exercise the same right or any other right.

12. TRANSFER OR EXCHANGE. Whenever this Note shall be surrendered at the principal executive office of the Company for transfer or exchange, accompanied by a written instrument of transfer duly executed by the Holder hereof (or its duly authorized attorney in writing), the Company shall execute and deliver in exchange for this Note a new Note or Notes, as may be requested by such Holder, in the same aggregate unpaid principal amount and payable on the same date as the principal amount of the Note or Notes so surrendered; and each such new Note shall be in such principal amount and registered in such name or names as such Holder may designate in writing.

13. LOSS OR DESTRUCTION OF NOTE. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation), the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount.

14. SUCCESSORS AND ASSIGNS. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Holder of this Note, and their respective successors and assigns.

15. ENFORCEABILITY. The Company represents that this Note is enforceable against the Company in accordance with its terms.

16. CURRENCY. All payments shall be made in the currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

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17. NOTICES. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the Holder at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

         If to the Holder:   _____________________________
                             _____________________________
                             _____________________________
                             Attention: __________________


         If to the Company:  Interactive Network, Inc.
                             180 Second Street, Suite B
                             Los Altos, California  94022
                             Attention:  Mr. Bruce W. Bauer
                             (650) 947-3345 telephone
                             (650) 917-1615 facsimile

18. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without reference to Delaware's choice of law provisions.

19. REGISTRATION. The Company will register the resale of the shares of the Company's common stock into which this Note may be converted under the Registration Statement on Form S-4 to be filed by the Company in connection with its proposed merger with TWIN Entertainment, Inc.


         IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the duly authorized representative of the Company.


                                             Interactive Network, Inc.


                                             ___________________________________
                                             (Name)
                                             (Title)



ATTEST: ___________________________________
        Secretary

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